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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                            EV ENERGY PARTNERS, L.P.

                             3,900,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                                              September 26, 2006

A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
WACHOVIA CAPITAL MARKETS, LLC
OPPENHEIMER & CO. INC.

c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

      The undersigned, EV Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), EV Energy GP, L.P., a Delaware limited partnership and general partner of the Partnership (the "General Partner"), EV Management, LLC, a Delaware limited liability company and general partner of the General Partner ("GP LLC"), EV Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), EV Properties GP, LLC, a Delaware limited liability company and general partner of the Operating Partnership (the "Operating Partnership GP"), EnerVest Management Partners, Ltd., a Texas limited partnership ("EVMP"), CGAS Exploration, Inc., an Ohio corporation ("CGAS"), EnerVest Operating, LLC, a Texas limited liability company ("EVOC"), EnCap Energy Capital Fund V, L.P., a Texas limited partnership ("EnCap Fund V"), EnCap V-B Acquisitions, L.P., a Texas limited partnership (together with EnCap Fund V, the "EnCap Entities"), EVEC Holdings, LLC, a Delaware limited liability company ("EVH"), and CGAS Holdings, LLC, a Delaware limited liability company ("CGH" and together with EVMP, EVH and the EnCap Entities, the "Sponsor Entities"), hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters named below.

      The Partnership, the General Partner, GP LLC, the Operating Partnership GP, the Operating Partnership, and the Sponsor Entities are collectively referred to herein as the "EVEP Parties." The Partnership, the General Partner, GP LLC, the Operating Partnership GP and the Operating Partnership and the other Subsidiaries (as defined in Section 5(l)) are referred to collectively herein as the "Partnership Entities."

      It is understood and agreed by all that the Partnership was recently formed by EVMP and the General Partner to acquire, produce and develop oil and natural gas properties. The Partnership will initially own oil and natural gas properties and related gathering systems and production assets in Northern Louisiana (the "Monroe Assets"), primarily in West Virginia (the

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"West Virginia Assets") and primarily in Ohio (the "Clinton Assets"). Currently, the Operating Partnership indirectly owns all of the interests in the Monroe Assets through its direct and indirect ownership of EnerVest Production
Partners, L.P. ("EVPP") and its indirect ownership of Lower Cargas Operating Company LLC ("LCOC") and all of the West Virginia Assets through its direct and indirect ownership of EnerVest WV, LP ("EVWV"); and CGAS owns all of the Clinton Assets.

      Prior to the date hereof, the following transactions occurred:

      1. EVOC formed EVPP GP LLC, a Delaware limited liability company ("EVPP GP").

      2. EVOC contributed its general partner interest in EVPP and its general partner interest in EnerVest-Cargas, Ltd., a Texas limited partnership ("EV Cargas") to EVPP GP.

      3. EVMP formed EVWV GP LLC, a Delaware limited liability company ("EVWV GP").

      4.    EVMP contributed its general partner interest in EVWV to EVWV GP.

      5. EVMP, certain members of management, and the EnCap Entities formed EV Investors, L.P. ("EV Investors"), a Delaware limited partnership.

      6.    EVMP formed Operating Partnership GP.

      7. Operating Partnership GP, EVMP, EVOC, the EnCap Entities and EV Investors formed the Operating Partnership.

      8. Operating Partnership GP contributed cash to Operating Partnership in exchange for a 0.01% general partner interest in Operating Partnership.

      9. EVMP contributed the membership interest in EVWV GP and its limited partner interest in EVPP (subject to debt of $10.3 million incurred to purchase the Northern Louisiana properties (the "EVPP Debt")) to Operating Partnership in exchange for a 7.71% limited partner interest in Operating Partnership

      10. EVOC contributed its 100% member interest in EVPP GP to Operating Partnership in exchange for a 54.03% limited partner interest in Operating Partnership.

      11. The EnCap Entities contributed an aggregate net $16 million to Operating Partnership in exchange for an aggregate 33.25% limited partner interest in Operating Partnership.

      12. The Operating Partnership issued a 5.00% Class B limited partner interest to EV Investors.

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      13.   The Operating Partnership paid $16 million to Liberty Energy, LLC, a
            Massachusetts limited liability company ("LEC") (and successor to Liberty Energy Corporation), in exchange for LEC's limited partnership interest in EVWV.

      14. The Operating Partnership formed EVCG GP LLC ("EVCG GP"), a Delaware limited liability company.

      15. EVCG GP, as general partner, and CGAS, as limited partner, formed CGAS Properties, L.P. ("Clinton Properties"), a Delaware limited partnership.

      16.   EVMP formed GP LLC.

      17. GP LLC, as general partner, and EVMP, as limited partner, formed the General Partner.

      18. The General Partner, as general partner, and EVMP, as limited partner, formed the Partnership.

      The transactions described in clauses (1)-(18) above are referred to herein collectively as the "Prior Transactions."

      It is further understood and agreed to by all parties that, on or prior to the Closing Date, the following transactions will occur:

      1. CGAS has formed CGH and assigned to it the right to receive the Common Units and Subordinated Units that CGAS is entitled to receive from the Partnership as described herein.

      2. EVMP formed EVH and assigned to it the right to receive the Common Units and Subordinated Units that EVMP and EVOC are entitled to receive from the Partnership as described herein.

      3. CGAS will contribute the Clinton Assets subject to existing hedges to Clinton Properties and following such transfer will own a 99.99% interest as limited partner in Clinton Properties.

      4. GP LLC will pay $288.30 to the General Partner to retain its a 0.01% general partner interest in the General Partner.

      5. EVMP will contribute its 100% member interest in the Operating Partnership GP and a portion (3.44%) of its limited partner interest in the Operating Partnership to the General Partner in exchange for a 71.24% limited partner interest in the General Partner.

      6. The EnCap Entities will contribute a portion (1.18%) of their aggregate limited partner interest in the Operating Partnership to the General Partner in exchange for an aggregate 23.75% limited partner interest in the General Partner.

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      7.    EV Investors will contribute $144,150.00 to the General Partner for a 5.00% limited partnership interest in the General Partner.

      8. The General Partner will contribute its 100% member interest in the Operating Partnership GP, its 4.63% limited partner interests in the Operating Partnership to the Partnership and $144,150.00 in exchange for (a) a 2% general partner interest in the Partnership and (b) the Incentive Distribution Rights (as defined in Section 1.1 of the Partnership Agreement).

      9. EVOC will contribute its 58.30% limited partner interest in the Operating Partnership to the Partnership in exchange for (a) 138,381 Common Units (as defined in Section 1.1 of the Partnership Agreement) representing limited partner interests in the Partnership to be issued to EVH, (b) 810,030 Subordinated Units (as defined in Section 1.1 of the Partnership Agreement) representing limited partner interests in the Partnership to be issued to EVH, and (c) the right to receive $14,519,564.03 from the Offering Proceeds (as defined below).

      10. EVMP will contribute the remainder (4.27%) of its limited partner interest in the Operating Partnership to the Partnership in exchange for (a) 25,244 Subordinated Units representing limited partner interests in the Partnership to be issued to EVH, and (b) the right to receive $2,072,327.22 from the Offering Proceeds.

      11. The EnCap Entities will contribute the remainder (32.07%) of their limited partner interest in the Operating Partnership to the Partnership in exchange for (a) 88,120 Common Units representing limited partner interests in the Partnership, (b) 436,170 Subordinated Units representing limited partner interests in the Partnership, and (c) the right to receive $8,935,488 from the Offering Proceeds.

      12. EV Investors will contribute its 5.00% limited partner interest in the Operating Partnership to the Partnership in exchange for 155,000 Subordinated Units representing limited partner interests in the Partnership.

      13. CGAS will transfer its limited partner interest in EVCG to the Partnership in exchange for (a) 343,255 Common Units representing limited partner interests in the Partnership to be issued to CGH,
            (b) 1,698,800 Subordinated Units representing limited partner interests in the Partnership to be issued to CGH, and (c) the right to receive $34,806,771.14 from the Offering Proceeds.

      14. The public, through the underwriters, will contribute $72.54 million in cash, $78.0 million of gross proceeds, net of the Underwriters' discounts and commissions and a structuring fee (the "Offering Proceeds"), to the Partnership in exchange for 3.9 million Common Units representing a 50.3% limited partner interest in the Partnership (the "Offering").

      15. The Partnership will use the Offering Proceeds and the cash contribution from the General Partner to (i) pay the underwriters' structuring fee, (ii) pay approximately $2.0 million in offering expenses (net of the Underwriters' discounts and commissions and structuring fees) incurred by EVMP on behalf of the

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            Partnership, (iii) contribute $10.35 million to the Operating
            Partnership, and the Operating Partnership will repay the EVPP Debt and (iv) distribute to EVMP, EVOC, EV Investors, the EnCap Entities and CGAS a total of $60.33 million in the amounts to which they are entitled with respect to each entity's respective contribution to the Partnership.

      16. The Partnership will contribute the limited partner interest in EVCG to the Operating Partnership as a capital contribution.

      17. The Operating Partnership will enter into $150 million revolving credit facility with JP Morgan Securities Inc., as administrative agent, and the other lenders named therein (collectively with the other financing documents entered into in connection therewith, the "Credit Facility").

      18. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below).

      19. If the Underwriters exercise their option to purchase any Option Units within 30 days after the date of this Agreement as provided in
            Section 4, the Partnership will use the net proceeds of the sale of those Option Units to redeem a pro rata portion of the Common Units issued to EVMP, EVOC, CGAS, and the EnCap Entities.

      The transactions described above in clauses (l)-(19) or otherwise provided for in the Contribution Documents (as defined below) together with the Prior Transactions, are referred to as the "Transactions." In connection with the Transactions, the parties to the Transactions have entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the "Contribution Documents"). The Omnibus Agreement to be dated the Closing Date among the Partnership, the General Partner, the GP LLC, the Operating Partnership and EVMP is referred to herein as the "Omnibus Agreement." The Investor Rights Agreement to be dated the Closing Date among EVMP, EVOC, EV Investors, CGAS, the EnCap Entities and EV Management, L.P. is referred to herein as the "Investor Agreement." The Contribution Documents, the Credit Facility, the Omnibus Agreement and the Investor Agreement are referred to herein collectively as the "Transaction Documents."

      1.    DEFINITIONS. As used in this Agreement:

                  (i) "Disclosure Package" shall mean the Statutory Prospectus, any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

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                  (ii) "Effective Date" shall mean each date and time that the
            Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  (iii) "Execution Time" shall mean the date and time (3:10
            p.m., Central Daylight Time) that this Agreement is executed and delivered by the parties hereto.

                  (iv) "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

                  (v) "Permitted Free Writing Prospectus" shall mean the
            documents listed on Schedule III attached hereto, each "road show" (as defined in Rule 433(h)(4) under the Act), if any, related to the Offering contemplated hereby that is a "written communication" (as defined in Rule 405 under the Act) (each such road show, a "Road Show") and any other "free writing prospectus" (as defined in Rule 405 under the Act) to which the Underwriters and the Partnership provide their prior consent.

                  (vi) "Preliminary Prospectus" shall mean any preliminary
            prospectus referred to in paragraph 5(a) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  (vii) "Prospectus" shall mean the prospectus relating to the
            Units that is first filed pursuant to Rule 424(b) after the Execution Time.

                  (viii) "Registration Statement" shall mean the registration statement referred to in paragraph 5(a) below, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

                  (ix) "Rule 462(b) Registration Statement" shall mean a
            registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 5(a) hereof.

                  (x) "Statutory Prospectus" shall mean the preliminary
            prospectus relating to the Units that is included in the registration statement relating to the Units immediately prior to the Execution Time, including any document that is incorporated by reference therein.

      2. DESCRIPTION OF COMMON UNITS. The Partnership proposes to issue and sell to the Underwriters 3,900,000 Common Units (the "Firm Units"). Solely for the purpose of covering

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over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 585,000 Common Units (the "Option Units"), as provided in Section 4 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Prospectus hereinafter defined.

      3. PURCHASE, SALE AND DELIVERY OF THE FIRM UNITS. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $18.70 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to
Section 4 hereof.

      Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 7 hereof with respect to the Units shall be made at or prior to 11:00 a.m. on September 29, 2006 at the offices of Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, Texas 77010 or at such other place as may be agreed upon between A.G. Edwards & Sons, Inc. and the Partnership (the "Place of Closing"), or at such other time and date not later than five full business days thereafter as A.G. Edwards & Sons, Inc. and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

      The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

      It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

      It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

      4. PURCHASE, SALE AND DELIVERY OF THE OPTION UNITS. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 585,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

      The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the NASDAQ Global Market is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by A.G. Edwards & Sons, Inc. to the Partnership in the manner provided in Section 13 hereof,

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setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the Partnership and A.G. Edwards & Sons, Inc. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from A.G. Edwards & Sons, Inc. to the Partnership to such effect.

      The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

      Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 7 hereof with respect to the Units shall be made at the Place of Closing at or prior to 11:00 a.m. on the date designated in the notice given by A.G. Edwards & Sons, Inc. as provided above, or at such other time and date as A.G. Edwards & Sons, Inc. and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Partnership Entities and EVMP shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

      The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

      5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE EVEP PARTIES. The EVEP Parties jointly and severally represent and warrant to and agree with each Underwriter as set forth below; provided, however that the representations and warranties of the EnCap Entities shall be several, as to themselves only, and shall be limited to only Sections 5(a), (f), (h) and (q), each with respect solely to statements and information specifically concerning and the EnCap Entities or their ownership of Sponsor Units (as defined in Section 5(f):

            (a) Registration; No Material Misstatements or Omissions. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership's knowledge after due inquiry, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Exchange Act Registration Statement on Form 8-A has

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      become effective as provided in Section 12 of the Exchange Act; the
      Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and the date it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of such Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of each such Permitted Free Writing Prospectus and ends at the time of purchase did or will any such Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the EVEP Parties make no representation or warranty in this Section 5(a) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus. If required, all Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Act as required by Rule 164 under the Act.

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            (b) Prospectuses Used in Offering. Prior to the execution of this
      Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any "prospectus" (within the meaning of the Act) or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule
      164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of
      Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, "free writing prospectuses" (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an "ineligible issuer" (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all "road shows" (as defined in Rule 433(h) under the Act) related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a "bona fide electronic road show" (as defined in Rule 433(h)(5) under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file with the Commission any road show.

            (c) Other Sales. The Partnership has not sold or issued any Units during the six-month period preceding the date of the Preliminary Prospectus, other than pursuant to acquisitions, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Disclosure Package and the Prospectus.

            (d) Formation and Due Qualification. Formation and Due Qualification. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners' or members' equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability, as

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      set forth under its name on Schedule II to this Agreement. Each of the
      Partnership Entities has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted and as to be conducted at the Closing Date, in each case in all material respects as described in the Prospectus.

            (e) Ownership of the General Partner Interest in the Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership. Such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the "Partnership Agreement") and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act")), and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, equities, charges or claims.

            (f) Ownership of Sponsor Units and the Incentive Distribution Rights. Assuming no purchase by the Underwriters of any Option Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, (i) EVH will own 163,625 Common Units and 810,030 Subordinated Units, (ii) EV Investors will own 155,000 Subordinated Units,
      (iii) CGH will own 343,255 Common Units and 1,698,800 Subordinated Units,
      (iv) the EnCap Entities will own 88,120 Common Units and 436,170 Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as the "Sponsor Units") as described in the Prospectus and (v) the General Partner will own all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the "Incentive Distribution Rights"); all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement--Limited Liability," "Risk Factors--Risks Inherent in an Investment in Us--Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors--Risks Inherent in an Investment in Us--Unitholders may have liability to repay distributions that were wrongfully distributed to them"); and at the Closing Date, EVMP, EV Investors, CGAS and the EnCap Entities will own their respective Sponsor Units and the General Partner will own the Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

            (g) Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement--Limited Liability," "Risk Factors--Risks Inherent in an Investment in Us--Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors--Risks Inherent in an Investment in Us--Unitholders may have liability to repay distributions that were wrongfully distributed to them"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

            (h) Ownership of Partnership Interests in the General Partner. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, GP LLC will own 100% of the outstanding general partner interests in the General Partner and EVMP, Encap Entities and EV Investors will own 100% of the outstanding limited partner interests in the General Partner; all of such interests will be duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the "General Partner Partnership Agreement")) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware LP Act), and at the Closing Date, GP LLC, EVMP, the EnCap Entities and EV Investors will own such interests free and clear of all liens, encumbrances (except as described in the Prospectus), security interests, equities, charges or claims.

            (i) Ownership of Limited Liability Company Interests in the GP LLC. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, EVMP will own 100% of the outstanding limited liability company interests in GP LLC; all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the GP LLC (as the same may be amended or restated at or prior to the Closing Date, the "GP LLC LLC Agreement"). All of such interests will be duly authorized and validly issued in accordance with the GP LLC LLC Agreement, fully paid (to the extent required under the GP LLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")), and EVMP will own such interests free and clear of all liens, encumbrances (except as described in the Prospectus), security interests, equities, charges or claims.

            (j) Ownership of Partnership Interests in the Operating Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Operating Partnership GP will own 100% of the outstanding general partner interests in the Operating Partnership and the Partnership will own 100% of the outstanding limited partner interests in the Operating Partnership; all of such interests will be duly authorized and validly issued in accordance with the limited partnership agreement of the Operating Partnership (as the same may be amended or restated at or prior to the Closing Date, the "Operating Partnership LP Agreement")) and will be fully paid (to the extent required under the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware LP Act), and Operating Partnership GP and the Partnership will own such interests free and clear of all liens, encumbrances (except as described in the Prospectus), security interests, equities, charges or claims.

            (k) Ownership of Limited Liability Company Interests in the Operating Partnership GP. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will own 100% of the outstanding limited liability company interests in Operating Partnership GP; all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Partnership GP (as the same may be amended or restated at or prior to the Closing Date, the "Operating Partnership GP LLC Agreement"), and will be fully paid (to the extent required under the Operating Partnership GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
      Act), and the Partnership will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

            (l) Ownership of the Subsidiaries. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will, directly or indirectly, own 100% of the limited liability company interests or partnership interests, as the case may be, in EVPP GP LLC, EVWV GP LLC, EVCG GP LLC, EVPP, EVWV, Clinton Properties, EV Cargas and LCOC (the "Subsidiaries," together with the Operating Partnership and the Operating Partnership GP, the "Operating Subsidiaries") free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility. At the Closing Date and the Option Closing Date, such limited liability company interests or partnership interests, as the case may be, will be duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective Subsidiaries, and will be fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Section 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership).

            (m) No Other Subsidiaries. Other than ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the Closing Date and the Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

            (n) No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities.

            (o) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Transaction Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(q)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

            (p) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the EVEP Parties.

            (q) Enforceability of Other Agreements. At or before the Closing
      Date:

                  (i) the Partnership Agreement (in substantially the form
            included in the Prospectus) will have been duly authorized, executed and delivered by the General Partner and the Sponsor Entities and will be a valid and legally binding agreement of the General Partner and the Sponsor Entities enforceable against each of them in accordance with its terms;

                  (ii) the General Partner Partnership Agreement, GP LLC LLC
            Agreement, Operating Partnership LP Agreement, Operating Partnership GP LLC Agreement and the limited liability company agreement or limited partnership agreement, as applicable, of each of the Subsidiaries (together with the Partnership Agreement (as described above), the "Partnership Entity Operative Agreements") will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms; and

                  (iii) each of the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

      provided that, with respect to each agreement described in this Section 5(q), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Partnership Entity Operative Agreements and the Transaction Documents are herein collectively referred to as the "Operative Agreements."

            (r) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than liens created under the Credit Facility), which conflicts, breaches, violations, defaults or liens, in the case of clauses
      (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements.

            (s) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("Consent") of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto, or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) as described in the Registration Statement, the Prospectus and the Disclosure Package, (ii) for registration of the Units under the 1933 Act and Consents required under the Securities Exchange Act of 1934, as amended (the "1934 Act") and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) for such Consents that have been, or prior to the Closing Date will be, obtained, and (iv) for such Consents which, if not obtained, would not, individually or in the aggregate, have a

      Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements.

            (t) No Default. None of the Partnership Entities is (i) in violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the EVEP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements.

            (u) Conformity of Securities to Descriptions in the Disclosure Package and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

            (v) Independent Public Accountants. The accountants, Deloitte & Touche LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), were independent registered public accountants with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations during the periods covered by the financial statements on which they reported.

            (w) Financial Statements. As of June 30, 2006, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related notes (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. Any pro forma financial statements or other pro forma financial information set forth in the Registration Statement, the Prospectus and the Disclosure Package (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus and the Disclosure Package that are not included as required.

            (x) Independent Petroleum Engineers. Cawley, Gillespie & Associates, Inc. Services, whose report dated December 31, 2005 is referenced in the Registration Statement, Prospectus and Preliminary Prospectus and who has delivered the letter referred to in Section 7(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Partnership.

            (y) Title to Real Property. Upon consummation of the Transactions on the Closing Date, the Partnership Entities will have good, valid and indefeasible title to all of the interests in oil and gas properties underlying the Partnership Entities estimates of their net proved reserves contained in the Prospectus and to all other real and personal property reflected in the Registration Statement, the Prospectus and any Disclosure Package as assets owned by them, in each case, free and clear of all (i) liens and security interests or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package; provided that, with respect to any real property and buildings held under lease by any Partnership Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described, subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package and are proposed to be used in the future as described in contained in the Registration Statement, the Prospectus and the Disclosure Package; the leases, mineral interests, operating agreements and other contract rights to which the Partnership Entities are a party give the Partnership Entities the right, in all material respects, to explore, develop or produce hydrocarbons as described, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package. The care taken by the Partnership Entities in acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

            (z) Information Underlying Reserve Report. The factual information underlying the estimates of pro forma reserves of the Partnership Entities, which was supplied by the Partnership Entities to Cawley, Gillespie & Associates, Inc. For purposes of preparing the reserve reports, the estimates of pro forma net proved reserves and standardized measure attributable thereto, and the letter (the "Reserve Report Letter") of Cawley, Gillespie & Associates, Inc. included as an annex to the Prospectus, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Partnership Entities are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves and present values as described in the Pricing Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

            (aa) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and the Disclosure Package (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities,
      (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of any Partnership Entity and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' equity, members' equity, net worth or results of operations of the Partnership Entities.

            (bb) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the EVEP Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Prospectus and the Disclosure Package but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the the Registration Statement, the Prospectus and the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

            (cc) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity on the other hand, that is required to be described in the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Partnership Entity.

            (dd) Rights-of-Way. Upon consummation of the Transactions on the Closing Date, each of the Partnership Entities will have such easements, rights-of-way, permits or licenses (collectively, "rights-of-way") and consents with respect to the transfer of any of the foregoing, as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way or consents that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package, each of the Partnership Entities has, or upon consummation of the Transactions at the Closing Date will have, fulfilled and performed all of its material obligations with respect to such rights-of-way or consents and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way or consents, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Prospectus and the Disclosure Package, none of such rights-of-way or consents contains any restriction that is materially burdensome to the business of the Partnership Entities, taken as a whole.

            (ee) Sufficiency of Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to the Operating Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership and the Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Prospectus. The Operating Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.

            (ff) Permits. Each of the Partnership Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, each of the Partnership Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

            (gg) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (hh) Disclosure Controls. The General Partner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner's principal executive officer and its principal financial officer by others within those entities, and (ii) are effective in all material respects to perform the functions for which they were established.

            (ii) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

            (jj) Investment Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (kk) Environmental Compliance. The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

            (ll) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the NASDAQ Global Market that pertain thereto that are effective.

            (mm) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the EVEP Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

            (nn) Insurance. A Partnership Entity, EVMP or EVOC maintains insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities, EVMP or EVOC has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

            (oo) Litigation. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the EVEP Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

            (pp) No Distribution of Other Offering Materials. None of the Partnership Entities have distributed and, prior to the later to occur of
      (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than any Prospectus, any Preliminary Prospectus, or any Permitted Free Writing Prospectus.

            (qq) Listing. The Units have been approved for quotation on the NASDAQ Global Market, subject only to official notice of issuance.

            (rr) Directed Unit Sales. None of the Directed Units (as defined in
      Section 6(a)(xvi) below) distributed in connection with the Directed Unit Program (as defined in Section 6(a)(xvi) below) will be offered or sold outside of the United States. None of the Partnership Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer's or supplier's level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their products or services.

            (ss) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

            (tt) Market Stabilization. None of the Partnership Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Corporation.

            (uu) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, and the Disclosure Package, if any, are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

            (vv) NASD Affiliations. To the Partnership's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the Partnership's officers or directors or the Partnership's 5% or greater securityholders, except as set forth in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

      Any certificate signed by any officer of any Partnership Entity or EVMP and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Entity or EVMP to each Underwriter as to the matters covered thereby.

      6.    ADDITIONAL COVENANTS.

            (a) The EVEP Parties (but not including the EnCap Entities) jointly and severally covenant and agree with the several Underwriters with respect to the provisions of this Section 6(a), and the EnCap Entities severally as to themselves only covenant and agree with the several Underwriters with respect to Section 6(a)(xiii) solely as such section relates to the EnCap Entities, that:

                  (i) The Partnership will timely transmit copies of the
            Prospectus in a form approved by the Underwriters, and any amendments or supplements thereto (subject to the provisions of this Section 5), to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations or, if applicable, Rule 430A(a)(3) of the 1933 Act Rules and Regulations.

                  (ii) The Partnership will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus, Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

                  (iii) The Partnership will not file any amendment or
            supplement to the Registration Statement, the Prospectus, Permitted Free Writing Prospectus or any other free writing prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement, the Prospectus or Permitted Free Writing Prospectus becomes effective or when any supplement to the Prospectus has been filed.

                  (iv) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

                  (v) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus or any Permitted Free Writing Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

                  (vi) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

                  (vii) In accordance with Section 11(a) of the 1933 Act and
            Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

                  (viii) The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters via the Commissions' Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or its website a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units (excluding any periodic income tax reporting) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements.

                  (ix) The Partnership and the General Partner will not, during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., which consent will not be unreasonably withheld, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
            of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued (a) pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (b) to affiliates, (c) in connection with acquisitions of assets accretive to the common unitholders or businesses in which common units are issued as consideration, or (d) overallotment option; provided, however, any such recipient of common units will agree to be bound by these provisions for the remainder of the 180-day period) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing or the date hereof) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing or the provisions of the letters referred to in paragraph (xiii) below, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this paragraph (i) and the letters referred to in paragraph (xiii) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  (x) The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus and will file with the SEC such information on Form 10-K or Form l0-Q as may be required by Rule 463 of the 1933 Act Rules and Regulations.

                  (xi) The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

                  (xii) The Partnership will apply for listing of the Units on the NASDAQ Global Market and will use its best efforts to effect that listing, subject to notice of issuance, prior to the Closing Date.

                  (xiii) The EVEP Parties will cause the directors and officers of the GP LLC, the members and executive officers of EnerVest Management GP, L.C., a Texas limited liability company, EVMP, EVOC, CGAS, each of the Sponsor Entities and EV Investors, to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

                  (xiv) The Partnership agrees that, unless it has obtained or will obtain the prior written consent of A.G. Edwards & Sons, Inc., it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto and any electronic road show. The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

                  (xv) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly A.G. Edwards & Sons, Inc. so that any use of the Disclosure Package may cease until it is amended or supplemented;
            (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

                  (xvi) It is understood that up to 195,000 of the Firm Units
            (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Partnership Entities ("Directed Unit Participants") upon the terms and conditions set forth in the Prospectus (the "Directed Unit Program") and in accordance with the rules and regulations of the NASD and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Partnership. Under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to any Partnership Entity or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

                  (xvii) If the Partnership elects to rely on Rule 462(b) of the
            1933 Act Rules and Regulations, the Partnership shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Rules and Regulations by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

            (b) The several Underwriters jointly and severally covenant and agree with the Partnership that each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto and any electronic road show.

      7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the EVEP Parties contained herein, to the performance by the EVEP Parties of their covenants and obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with the consent of the Underwriters, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b) of the 1933 Act Rules and Regulations, the Abbreviated Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. New York time, on the date hereof, or (ii) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any

      Permitted Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

            (b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, any Preliminary Prospectus or Prospectus, any Permitted Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters (upon the advice of counsel) is material, or omits to state a fact which, in the opinion of the Underwriters (upon the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) On the Closing Date (and, if applicable, the Option Closing
      Date), the Underwriters shall have received the opinion of Haynes and Boone, LLP, counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit A hereto.

            (d) On the Closing Date, the Underwriters shall have received the opinion of Vorys, Sater, Seymour and Pease, LLP, opining as to the laws of Ohio, Waters, Warner & Harris, PLLC, opining as to the laws of West Virginia and C. Randall Lowen, opining as to the laws of Louisiana, addressed to the Underwriters and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibits B-1, B-2 and B-3 hereto.

            (e) The Underwriters shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriters may reasonably require; and the EVEP Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 7 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

            (f) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof and covering the matters described in Exhibit C hereto including (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and
      (ii) stating, as of
      the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectuses, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the various financial information in the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectuses and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (g) With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letters"), the Partnership shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the Closing Date (or if applicable, the Option Closing Date) (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectuses, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

            (h) At the time of execution of this Agreement, the Underwriters shall have received from Cawley, Gillespie & Associates, Inc. a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof covering the matters described in Exhibit D.

            (i) With respect to the letter of Cawley, Gillespie & Associates, Inc. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement, the Partnership shall have furnished to the Underwriters a letter of such reserve engineers, addressed to the Underwriters and dated each of the Closing Date and the Option Closing Date, if any, confirming in all material respects covering the matters in the letter referred to in the preceding paragraph.

            (j) Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Partnership Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, partners' or members' equity, business, affairs, management, prospects, results of operations or cash flow of the Partnership Entities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

            (k) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the NASDAQ Global Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof, (iii) a general moratorium on commercial banking activities declared by either federal or applicable state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

            (l) The Underwriters shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by chief executive officer and the chief financial officer, in their capacities as such, (or persons holding similar positions, as applicable) of each of the EVEP Parties, stating that:

                  (i) the conditions set forth in Section 7(a) have been fully satisfied;

                  (ii) such EVEP Party has examined the Registration Statement, the Prospectus, the Disclosure Package and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering, and (A) nothing has come to such EVEP Party's attention that would lead it to believe that, as of the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state material fact required to be stated therein or necessary to make the statements therein not misleading, and as of its issue date and as of the Closing Date (and, if applicable, the Option Closing Date), the Prospectus, the Disclosure Package and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering, as of their respective effective, issue or filing dates, included any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

                  (iii) all representations and warranties made herein by such
            EVEP Party are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date; and all agreements herein to be performed or complied with by such EVEP Party on or prior to such Closing Date have been duly performed and complied with by such EVEP Party;

                  (iv) no event contemplated by Section 7(j) has occurred; and

                  (v) covering such other matters as the Underwriters may
            reasonably request.

            (m) The EVEP Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing
      Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

            (n) The Partnership shall have furnished to the Underwriters at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

            (o) The NASDAQ Global Market shall have approved the Units for quotation, subject only to official notice of issuance.

            (p) The Underwriters shall have received duly and validly executed letter agreements referred to in Section 6(a)(xiii) hereof.

            (q) The Underwriters shall have received evidence satisfactory to them that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Underwriters and which, in the judgment of the Underwriters, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Prospectus.

      All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to Vinson & Elkins L.L.P., counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

      In accordance with the provisions of Section 11, hereof, this Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 7 shall not have been satisfied on or prior to the Closing Date

      8.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Subject to the limitation set forth in Section 8(e) below with respect to the EnCap Entities, the EVEP Parties will indemnify and hold harmless each of the Underwriters from and against any losses, damages or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Permitted Free Writing Prospectus used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, or (C) any Blue Sky application or other document prepared or executed by any of the Partnership Entities (or based upon any written information furnished by any of the Partnership Entities or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Underwriters for any legal or other out-of-pocket expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the General Partner); provided, however, that the EVEP Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or in any such amendment or supplement thereto or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the EVEP Parties by you, expressly for use in the preparation thereof (as provided in Section 14 hereof).

            In connection with the offer and sale of the Directed Units, Subject to the limitation set forth in Section 8(e) below with respect to the EnCap Entities, the EVEP Parties, jointly and severally, will indemnify and hold harmless Raymond James & Associates, Inc. from and against any losses, damages or liabilities (or actions or claims in respect thereof) which (i) arise out of or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Partnership Entity for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) are otherwise related to the Directed Unit Program, other than losses, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the bad faith or gross negligence or willful misconduct of Raymond James & Associates, Inc. The EVEP Parties, jointly and severally, will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the Partnership).

            (b) Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the EVEP Parties from and against any losses, damages or liabilities to which the EVEP Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon
      (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus and the Disclosure Package or in any amendment or supplement thereto or Blue Sky Application, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus and the Disclosure Package or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by the Underwriters, expressly for use in the preparation thereof (as provided in Section 14 hereof), and will reimburse the EVEP Parties for any legal or other expenses incurred by the EVEP Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

            (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 8(a) or 8(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the EVEP Parties on the one hand, and the Underwriters on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the EVEP Parties on the one hand, and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the EVEP Parties on the one hand and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the EVEP Parties bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the EVEP Parties, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the EVEP Parties on the one hand, or the Underwriters, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The EVEP Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
      Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the EVEP Parties under this Section 8 shall be in addition to any liability that the EVEP Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of each of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and General Partner who signed the Registration Statement and to each person, if any, who controls the EVEP Parties within the meaning of the 1933 Act. The obligations of each of the EnCap Entities under this
      Section 8 shall be limited to the representations and warranties of the EnCap Entites and the statements and information specifically concerning the EnCap Entities or their ownership of Sponsor Units.

      9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the EVEP Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the EVEP Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

      10. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

            (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made as provided in subsection (a) above or if no such arrangements are made, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the

      Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

            (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Partnership as provided in subsection
      (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the EVEP Parties except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 12 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      11. TERMINATION. (a) This Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 7 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 8 and 12 hereof.

            (b) This Agreement also may be terminated by the Underwriters, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 7 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 10 of this Agreement.

      If the Underwriters terminate this Agreement as provided in Sections 11(a) or 11(b), they shall notify the Partnership by telephone or telegram, confirmed by letter.

      12. COSTS AND EXPENSES. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing,
(c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the NASDAQ Global Market; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 12) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

      If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(a) (other than pursuant to Section 7(h)(i), (iii), (iv) or (v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

      13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed do A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: T. Frank Murphy, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, Attention: General Counsel, facsimile number (314) 955-5913, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at EV Energy Partners, L.P., 1001 Fannin Street, Suite 900, Houston, Texas 77002, facsimile number (713) 659-3556 and if sent to any other party, shall be given at the address set forth on the signature page hereof. Notice to any Underwriter pursuant to Section 8 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

      14. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the third, eleventh, twelfth, thirteenth, fourteenth and fifteenth paragraphs and the third sentence of the sixth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 5(b) and Section 8 hereof

      15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the EVEP Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 8 hereof (to the extent provided in Section 8) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

      16. RESEARCH INDEPENDENCE. In addition, the Partnership acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters' investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

      17. NO FIDUCIARY DUTY. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership acknowledges that the Underwriters' may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

      18. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      19. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

      20. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

      21. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

         If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the EVEP Parties and the Underwriters.

                               EV ENERGY PARTNERS, L.P.

                               By: EV Energy GP, L.P., its General Partner

                               By: EV Management, LLC, its General Partner

                               By:    /s/ Michael E. Mercer
                                  --------------------------------------------
                                   Michael E. Mercer
                                   Senior Vice President and
                                   Chief Financial Officer

                               EV ENERGY GP, L.P.

                               By: EV Management, LLC, its General Partner

                               By:    /s/ Michael E. Mercer
                                  --------------------------------------------
                                   Michael E. Mercer
                                   Senior Vice President and
                                   Chief Financial Officer

                               EV MANAGEMENT, LLC

                               By:    /s/ Michael E. Mercer
                                  --------------------------------------------
                                   Michael E. Mercer
                                   Senior Vice President and
                                   Chief Financial Officer

                               EV PROPERTIES GP, LLC

                               By:    /s/ Mark A. Houser
                                  ------------------------------------------
                                   Mark A. Houser
                                   Executive Vice President and
                                   Chief Operating Officer

                   [Signature Page to Underwriting Agreement]

                               EV PROPERTIES, L.P.

                               By: EV Properties GP, LLC, its General Partner

                               By: EnerVest Management Partners, Ltd.,
                                   a Texas limited partnership,
                                   its sole Member

                               By: EnerVest Management GP, L.C.,
                                   a Texas limited liability company,
                                   its General Partner

                               By:    /s/ Mark A. Houser
                                  ------------------------------------------
                                   Mark A. Houser
                                   Executive Vice President and
                                   Chief Operating Officer

                               EVEC HOLDINGS, LLC

                               By:    /s/ Mark A. Houser
                                  ------------------------------------------
                                   Mark A. Houser
                                   Executive Vice President and
                                   Chief Operating Officer

                               ENERVEST MANAGEMENT PARTNERS, LTD.

                               By: EnerVest Management GP, L.C.,
                                   a Texas limited liability company,
                                   its General Partner

                               By:    /s/ Mark A. Houser
                                  ------------------------------------------
                                   Mark A. Houser
                                   Executive Vice President and
                                   Chief Operating Officer

                               CGAS HOLDINGS, LLC

                               By:    /s/ Mark A. Houser
                                  ------------------------------------------
                                   Mark A. Houser
                                   President and Chief Operating Officer

                   [Signature Page to Underwriting Agreement]

                               ENCAP ENERGY CAPITAL FUND V, L.P.

                               By:    EnCap Equity Fund V GP, L.P., a Texas
                                      limited partnership, its General Partner

                               By: EnCap Investments LP, a Delaware limited partnership, its General Partner

                               By: EnCap Investments GP, L.L.C., a Delaware limited liability company, its General Partner

                               By:        /s/ Gary R. Petersen
                                    -----------------------------------------
                               Name:      Gary R. Petersen
                               Title:     Senior Managing Director

                               ENCAP V-B ACQUISITIONS, L.P.

                               By: EnCap V-B Acquisitions GP, LLC, a Delaware limited liability company, its General Partner

                               By:    EnCap Energy Capital Fund V-B, L.P. a
                                      Texas limited partnership, its General
                                      Partner

                               By:    EnCap Equity Fund V GP, L.P., a Texas
                                      limited partnership, its General Partner

                               By: EnCap Investments LP, a Delaware limited partnership, its General Partner

                               By: EnCap Investments GP, L.L.C., a Delaware limited liability company, its General Partner

                               By:        /s/ Gary R. Petersen
                                    -----------------------------------------
                               Name:      Gary R. Petersen
                               Title:     Senior Managing Director

                   [Signature Page to Underwriting Agreement]

ACCEPTED in St. Louis, Missouri,
as of the date first above written.

A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
WACHOVIA CAPITAL MARKETS, LLC
OPPENHEIMER & CO. INC.

By:   A.G. EDWARDS & SONS, INC.

By:
      ________________________________
      Name:
      Title:

                   [Signature Page to Underwriting Agreement]

                                   SCHEDULE I

                              ALLOCATION OF UNITS

                       NAME                             NUMBER OF UNITS
---------------------------------------------------     ---------------
A.G. Edwards & Sons, Inc............................        1,560,000
Raymond James & Associates, Inc.....................        1,365,000
Wachovia Capital Markets, LLC.......................          682,500
Oppenheimer & Co. Inc...............................          292,500
                                                            ---------
         Total......................................        3,900,000
                                                            =========

                                   Schedule I

                                  SCHEDULE II

                             FOREIGN QUALIFICATIONS

          ENTITY:                         FOREIGN QUALIFICATIONS:
-----------------------------------       ------------------------
EV Management, LLC                          Texas

EV Energy GP, L.P.                          Texas

EV Energy Partners, L.P.                    Texas

EV Properties GP, LLC                       None

EV Properties, L.P.                         None

EVPP GP LLC                                 None

EnerVest Production Partners, L.P.          Louisiana

EVWV GP LLC                                 None

EnerVest WV, LP                             West Virginia and Pennsylvania

EVCG GP LLC                                 Ohio

CGAS Properties, L.P.                       Ohio

EnerVest-Cargas, Ltd.                       Louisiana

Lower Cargas Operating Company LLC          None

                                  Schedule II

                                  SCHEDULE III

                       PERMITTED FREE WRITING PROSPECTUS

1.  Electronic Road Show on Netroadshow.com

                                  Schedule III

                                   EXHIBIT A

                        OPINION OF HAYNES AND BOONE, LLP

      1.Formation and Due Qualification. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction, as set forth under its name on Schedule II of the Agreement, in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners' or members' equity, results of operations, business or prospects of the Partnership Entities taken as a whole or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted and as to be conducted at the Closing Date, in each case in all material respects as described in the Prospectus.

      2.Ownership of the General Partner Interest in the Partnership. At the Closing Date and, if applicable, the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership. Such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware LP Act, and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus or the Partnership Agreement), security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, contained in the Partnership Agreement or described in the Prospectus.

      3.Ownership of Sponsor Units and the Incentive Distribution Rights. All of the Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability," "Risk Factors -- Risks Inherent in an Investment in Us -- Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors -- Risks Inherent in an Investment in Us -- Unitholders may have

                               Exhibit A - Page 1
liability to repay distributions that were wrongfully distributed to them"). EVH owns 163,625 Common Units and 810,030 Subordinated Units, EV Investors owns 155,000 Subordinated Units, CGH owns 343,255 Common Units and 1,698,800 Subordinated Units, and the EnCap Entities own an aggregate of 88,120 Common Units and 436,170 Subordinated Units as described in the Prospectus and the General Partner owns all of the Incentive Distribution Rights. EVH, EV Investors, CGH and the EnCap Entities own their respective Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus or contained in the Partnership Agreement), security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, contained in the Partnership Agreement or described in the Prospectus.

      4.Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability," "Risk Factors -- Risks Inherent in an Investment in Us -- Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors -- Risks Inherent in an Investment in Us -- Unitholders may have liability to repay distributions that were wrongfully distributed to them"); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the date of such opinion.

      5.Ownership of Partnership Interests in the General Partner. The GP LLC owns 100% of the outstanding general partner interests in the General Partner and EVMP, the EnCap Entities and EV Investors own collectively 100% of the outstanding limited partner interests in the General Partner and all of such interests have been duly authorized and validly issued in accordance with the General Partnership Agreement and are fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware LP
Act). GP LLC, EVMP, the EnCap Entities and EV Investors own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, contained in the General Partnership Agreement or described in the Prospectus.

      6.Ownership of Limited Liability Company Interests in the GP LLC. The outstanding limited liability company interests in GP LLC owned by EVMP comprise all of the limited liability company interests in GP LLC and all of such interests have been authorized and

                               Exhibit A - Page 2
validly issued in accordance with the GP LLC LLC Agreement. Such outstanding limited liability company interests are fully paid (to the extent required under the GP LLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and EVMP owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the GP LLC LLC Agreement or described in the Prospectus.

      7.Ownership of Partnership Interests in the Operating Partnership. Operating Partnership GP owns 100% of the outstanding general partner interests in the Operating Partnership and the Partnership owns 100% of the outstanding limited partner interests in the Operating Partnership. All of such interests have been duly authorized and validly issued in accordance with the Operating Partnership LP Agreement and have been fully paid (to the extent required under the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 and 17-607 of the Delaware LP
Act), and Operating Partnership GP and the Partnership will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, contained in the Operating Partnership LP Agreement or securing indebtedness under the Credit Facility.

      8.Ownership of Limited Liability Company Interests in the Operating Partnership GP. The Partnership owns 100% of the outstanding limited liability company interests in the Operating Partnership GP and all of such interests have been authorized and validly issued in accordance with the Operating Partnership GP LLC Agreement. and are fully paid (to the extent required under the Operating Partnership GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act), and the Partnership owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, contained in the Operating Partnership GP LLC Agreement or securing indebtedness under the Credit Facility.

      9.Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, 100% of the limited liability company interests or partnership interests, as the case may be, in the Subsidiaries, such interests have been duly authorized and validly issued in accordance with the limited liability company or limited partnership agreement, as the case may be, of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, in the case of a

                               Exhibit A - Page 3

Delaware limited liability company, or Section 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership), in each case, free and clear of all liens, encumbrances, security interests, equities, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or securing indebtedness under the Credit Facility.

      10.No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity pursuant to any partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document of any Partnership Entity or any other agreement or instrument listed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity other than as described in the Prospectus, as provided in the Partnership Agreement or as have been waived.

      11.Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Transaction Documents, the Registration Statement, the Prospectus, the Disclosure Package and the Partnership Agreement.

      12.Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP.

      13.Enforceability of Other Agreements. Each of the Operative Agreements to which any of the Partnership Entities is a party has been duly authorized and validly executed and delivered by each of the Partnership Entities party thereto. Each of the Operative Agreements governed by Delaware law constitutes a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, federal and state securities laws and other applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

      14.No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) constitutes a breach or violation of or a default (or an event which, with notice or lapse of time or both, would

                               Exhibit A - Page 4
constitute such a default) under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the partnership agreement, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other constituent document of any of the Partnership Entities, (ii) (A) any Transaction Document, (B) any agreement or other instrument filed as an exhibit to the Registration Statement or (C) any indenture or loan agreement to which the Partnership is a party or by which any of their properties may be bound or any other agreement that has been identified to such counsel as being material to the Partnership, (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of Texas or federal law or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, which conflict, breach, violation, default or lien in the case of clauses (ii),
(iii) or (iv), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

      15.Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under the 1933 Act, the 1934 Act and under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Facility), (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect, (v) as disclosed in the Prospectus and the Disclosure Package or
(vi) approval of the underwriting terms by the NASD.

      16.Accuracy of Statements. The statements set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectuses under the captions "How We Will Make Cash Distributions," "Business -- Regulation," "Business -- Environmental Matters," "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," "The Partnership Agreement" and "Investment in Us by Employee Benefit Plans," insofar as they describe any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and complete in all material respects; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Summary -- The

                               Exhibit A - Page 5

Offering," "How We Will Make Cash Distributions," "Description of the Common Units," and "The Partnership Agreement."

      17.Tax Opinion. The opinion of Haynes and Boone, LLP that is filed as
Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

      18.Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act on September 25, 2006; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

      19.Compliance as to Form. Except for the financial statements and the notes and schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement, as to which such counsel need not express any opinion, the Registration Statement, on the Effective Date and on the applicable Closing Date, the Preliminary Prospectus, the Prospectus, when filed with the SEC pursuant to Rule 424(b) and on the applicable Closing Date (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) and the Permitted Free Writing Prospectuses appear on their face to comply in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

      20.Investment Company Act of 1940, as amended. None of the Partnership Entities is an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      21.Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus and the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership, and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus (except to the extent specified in the foregoing

                               Exhibit A - Page 6
opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that:

      (A).the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

      (B).the Prospectus as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

      (C).the Disclosure Package (other than a road show or bona fide electronic road show as defined in Rule 433 of the Exchange Act), as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than in the case of (A), (B) and (C) above as applicable (i) the financial statements included therein, including the notes and schedules there to and the auditors' reports thereon, and (ii) the other financial statistical data included therein, as to which such counsel need not comment.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and Texas law,
(iv) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (v) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

                               Exhibit A - Page 7

                                   EXHIBIT B

             [OHIO][WEST VIRGINIA][LOUISIANA] LOCAL COUNSEL OPINION

      1.Due Qualification. Each of the [applicable Partnership Entities] has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of [Ohio][West Virginia][Louisiana].

      2.Power and Authority. Each of the Partnership Entities has all limited partnership or limited liability company, as applicable, power and authority under the laws of the State of [Ohio][West Virginia][Louisiana] necessary to own or lease its properties and to conduct its business in the State of [Ohio][West Virginia][Louisiana], in each case in all material respects as described in the Prospectus.

      3.Limited Liability. Upon the consummation of the Transactions, as a result solely of their ownership interests in the Partnership or the Subsidiaries, as applicable, the Partnership will not be liable under the laws of the State of [Ohio][West Virginia][Louisiana] for the liabilities of the Subsidiaries, and the Unitholders will not be liable under the laws of the State of [Ohio][West Virginia][Louisiana] for the liabilities of the Partnership or the Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

      4.No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [Ohio][West Virginia][Louisiana] having jurisdiction over any of the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made,
(iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [Ohio][West Virginia][Louisiana] by the Partnership Entities or (iv) as disclosed in the Prospectus.

      5.No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) violates or will violate any statute of the State of [Ohio][West Virginia][Louisiana] or any rule, regulation or, to such counsel's knowledge after due inquiry, any order of any agency of the State of [Ohio][West Virginia][Louisiana] having jurisdiction over any of the Partnership Entities or any of their respective properties or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities in the State of [Ohio][West Virginia][Louisiana] (other than liens created pursuant to the Credit Facility), which

                               Exhibit B - Page 1
violation or lien would have a material adverse effect on the Unitholders or the operations conducted or to be conducted as described in the Prospectus and the Disclosure Package in the State of [Ohio][West Virginia][Louisiana] by the Partnership Entities.

      6.Enforceability of Transaction Documents. Each of the Transaction Documents (i) governed by [Ohio][West Virginia][Louisiana] law or (ii) relating to the transfer of property in the State of [Ohio][West Virginia][Louisiana] (if governed by laws other than [Ohio][West Virginia][Louisiana], to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto), constitutes a valid and legally binding agreement of the parties thereto under the laws of the State of [Ohio][West Virginia][Louisiana], enforceable against such parties in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

      7.Sufficiency of Contribution Documents. Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee or successor, as the case may be, thereunder all right, title and interest of the transferor or predecessor, as the case may be, stated therein in and to the properties located in the State of [Ohio][West Virginia][Louisiana] as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles and other property requiring conveyance of certificated title, as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

      8.Form of Deeds and Assignments. Each of the Contribution Documents that are deeds or real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [Ohio][West Virginia][Louisiana], to the extent such recordation is required to evidence title to the properties covered thereby in the transferee or successor, as the case may be, thereunder, and, upon proper recordation of any of such deeds, real property assignments, as the case may be, in the State of [Ohio][West Virginia][Louisiana], will constitute notice to all third parties under the recordation statutes of the State of [Ohio][West Virginia][Louisiana] concerning record title to the assets transferred thereby; recordation in the office of the [insert applicable office] for each county in which any Partnership Entity owns property is the appropriate public office in the State of [Ohio][West Virginia][Louisiana] for the recordation of deeds and assignments of interests in real property located in such county.

      9.Permits. To such counsel's knowledge after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") of the State of [Ohio][West Virginia][Louisiana] as are necessary to own its properties and to conduct its business in the manner described in the Prospectus and the Disclosure Package, subject to such qualifications as may be set forth in the Prospectus and the Disclosure Package and except for such permits that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the

                               Exhibit B - Page 2
operations conducted or to be conducted as described in the Prospectus and the Disclosure Package in the State of [Ohio][West Virginia][Louisiana] by the Partnership Entities.

      In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that their opinion is limited to the laws of the State of [Ohio][West Virginia][Louisiana] and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Partnership Entities may be subject.

                               Exhibit B - Page 3

                                   EXHIBIT C

                                 COMFORT LETTER

September __, 2006

A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
Wachovia Capital Markets, LLC
Oppenheimer & Company, Inc.
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

As Initial Purchasers of 3,900,000 common units of EV Energy Partners, L.P.

Dear Sirs:

We have audited the combined balance sheets of the Combined Predecessor Entities (the "Company"), as defined in Note 1 to the combined financial statements, as of December 31, 2005 and 2004, and the combined statements of operations and comprehensive income, cash flows and changes in owners' equity for each of the three years in the period ended December 31, 2005. We have audited the balance sheet of EV Energy Partners, L.P. and the balance sheet of EV Energy GP, L.P., each as of May 12, 2006. All of the audited financial statements are included in Registration Statement No. 333-134139 on Form S-1 filed by EV Energy Partners, L.P. under the Securities Act of 1933 (the "Act"); our reports with respect thereto (which report for the Company expresses an unqualified opinion and includes an explanatory paragraph that indicates that the combined financial statements have been restated as disclosed in footnote 16 to the combined financial statements) are also included in that registration statement. This registration statement, dated September __, 2006, is herein referred to as the registration statement.

In connection with the registration statement  --

1. We are an independent registered public accounting firm with respect to the Company, EV Energy Partners, L.P. and EV Energy GP, L.P. within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC") and the Public Company Accounting Oversight Board (United States) ("PCAOB").

2. In our opinion, the combined financial statements of the Company, the balance sheet of EV Energy Partners, L.P. and the balance sheet of EV Energy GP, L.P. audited by us and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2005; although we have conducted an audit for the year ended December 31, 2005, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the combined financial statements as of December 31, 2005, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed combined balance sheet as of

                               Exhibit C - Page 1

      June 30, 2006, and the unaudited condensed combined statements of operations and comprehensive income, cash flows, and changes in owners' equity for the six-month periods ended June 30, 2006 and 2005, included in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2005.

4. For purposes of this letter, the Company management has represented to us that there is no minutes of any meetings of owners of the Combined Predecessor Entities. We have carried out other procedures to September __, 2006, as follows (our work did not extend to the period from September__, 2006 to September ___, 2006, inclusive):

      A.    With respect to the six-month periods ended June 30, 2006 and 2005 -

            (i) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed combined balance sheet as of June 30, 2006, and the unaudited condensed combined statements of operations and comprehensive income, cash flows, and changes in owners' equity for the six-month periods ended June 30, 2006 and 2005, included in the registration statement.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed combined financial statements referred to in 4A(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

      B. Company officials have advised us that no combined financial statements as of any date or for any period subsequent to June 30, 2006, are available.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that --

            (i) Any material modifications should be made to the unaudited condensed combined financial statements described in 4A(i), included in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

            (ii) The unaudited condensed combined financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

6. As mentioned in 4B, Company officials have advised us that no combined financial statements as of any date or for any period subsequent to [June 30, 2006], are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [June 30, 2006], have, of necessity, been very limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at September __, 2006, there was any increase in long-term debt or any decreases in combined net current assets or owners' equity of the Company as compared with amounts shown on the June 30, 2006 unaudited condensed combined

                               Exhibit C - Page 2
      balance sheet included in the registration statement or (b) for the period from July 1, 2006, to September __, 2006, there were any decreases, as compared with the corresponding period in the preceding year, in combined net revenues or net income. On the basis of these inquiries, officials of the Company have advised us that there was no increase in long-term debt and complete information is not available as to combined net current assets or owners' equity as of September __, 2006. Officials of the Company have also advised us that complete information is not available for combined net revenues or net income for the period July 1, 2006 to September __, 2006, as compared to the corresponding period in the prior year.

      Officials of EV Energy Partners, L.P. and EV Energy GP, L.P. have advised us that no financial statements as of any date or for any period subsequent to May 12, 2006, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 12, 2006, have, of necessity, been limited. We have inquired of certain officials of EV Energy Partners, L.P. and EV Energy GP, L.P. who have responsibility for financial and accounting matters whether at September __, 2006, there was any change in limited partner interests, increase in long-term debt, or any decreases in consolidated net current assets or Partners' Capital of EV Energy Partners, L.P. and EV Energy GP, L.P. as compared to amounts derived from the May 12, 2006 audited balance sheets for each such entity included in the registration statement. On the basis of these inquires, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases or decreases that the registration statement discloses have occurred or may occur except that _____________.

7. It should be understood that (1) we make no representations regarding the Company's determination and presentation of the non-GAAP measures of financial performance or liquidity, Adjusted EBITDA, (2) the non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measures comply with the requirements of Item 10 of Regulation S-K.

8.    At your request, we have --

      A. Read the unaudited pro forma combined balance sheet as of June 30, 2006, and the unaudited pro forma combined statements of operations for the year ended December 31, 2005, and the six-month period ended June 30, 2006, included in the registration statement.

      B. Inquired of certain officials of the Company who have responsibility for financial and accounting matters about --

            (i) The basis for their determination of the pro forma adjustments, and

            (ii) Whether the unaudited pro forma condensed combined financial statements referred to in 8A comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

      C. Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to

                               Exhibit C - Page 3
the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

9. Nothing came to our attention as a result of the procedures specified in paragraph 8, however, that caused us to believe that the unaudited pro forma condensed combined financial statements referred to in 8A included in the registration statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma condensed combined financial statements, other matters might have come to our attention that would have been reported to you.

10. At your request, for purposes of this letter, we have also read the items identified by you on the attached copies of pages from the registration statement, and have performed the following procedures, which were applied as indicated with respect to the cross reference code explained below:

      A Compared amount(s) to or recalculated amount(s) based on the corresponding amount(s) in the Company's 2003, 2004, or 2005 audited combined financial statements and footnotes included in the registration statement and found such amount(s) to be in agreement.

      B Compared amount(s) to or recalculated the amount(s) based on the corresponding amount(s) in the Company's unaudited combined financial statements and footnotes for the six-month periods ended June 30, 2005 or June 30, 2006 included in the registration statement and found such amount(s) to be in agreement.

      C Compared to, or derived or recalculated the amount(s) from the unaudited pro forma condensed combined statements of operations included in the registration statement, and found such amount(s) to be in agreement.

      D     Recalculated the arithmetic accuracy of the amount or percentage.

      E Compared or recalculated amount(s) and/or other information to the corresponding amount(s) in analyses prepared by employees of EnerVest Management Partners, Ltd. ("EnerVest"), the general partner, who have responsibility for accounting for the Company. The analyses prepared by EnerVest employees were agreed to or can be derived from the accounting records that are subject to the internal controls of the Company's accounting system.

      F Compared amount of capital expenditures of $10.7 million related to the acquisition of oil and gas interests in the Monroe field in March 2005 to the corresponding amount in the Company's unaudited combined financial statements and footnotes for the six-month periods ended June 30, 2005 or June 30, 2006 and found such amount to be in agreement and we make no comment regarding the appropriateness of the amount as a component of the pro forma financial statements or pro forma footnotes.

      G Compared the amount to an analysis prepared by EnerVest employees and noted that capital expenditures for the year ended December 31, 2003 should be $10,736 (in thousands). The amount in the registration statement is $10,436 (in thousands).

      H Compared the amount to an analysis prepared by EnerVest employees and noted that the amount spent for the three years ended December 31, 2005 for drilling in the Northern Louisiana properties should be $262,000. The amount in the registration statement is $300,000.

                               Exhibit C - Page 4

      I Proved the arithmetic accuracy of amounts to be outstanding after the issuance of the common units to be offered by means of the registration statement and the proposed use of proceeds therefrom, as stated under the caption "Use of Proceeds"; however, we make no comment regarding the reasonableness of "Use of Proceeds" or whether such use will actually take place.

      J Compared and agreed components of the non-GAAP measure of Adjusted EBITDA to line items in an analysis prepared by the Company. The amounts contained in such analysis have been prepared using amounts included in the audited and unaudited financial statements included within the registration statement or can be derived from the accounting records that are subject to the internal controls of the Company's accounting system. Proved arithmetic accuracy of the non-GAAP measure Adjusted EBITDA. (See Paragraph 7 above.)

11. Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on the financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and accordingly, we express no opinion thereon.

12. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 10; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

13. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company, EV Energy Partners, L.P. and EV Energy GP, L.P. in connection with the offering of securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of securities covered by the registration statement.

Yours truly,

                               Exhibit C - Page 5

                                   EXHIBIT D

                        ENGINEERS' RESERVE REPORT LETTER

      [This letter, which is written at the request of EV Energy Partners, L.P. (the "Company"), is being delivered to the Underwriters pursuant to the terms of an underwriting agreement between [_______] and the Underwriters relating to the public offering of 3,900,000 common units representing limited partner interests of the Partnership (the "Common Units"), which are being offered by the Partnership pursuant to the prospectus dated [______], 2006 (the "Prospectus").

      Our report letter dated [__________] to the Partnership presented our estimates of Proved Reserves and Future Net Revenues (including discounted values thereof) attributable to interests of the Partnership as of December 31, 2005 (the "2005 Report"). [In addition, we also delivered previous reports to the Partnership for the year ended December 31, 2003 and 2004 (the "Previous Reports").] The 2005 Report and the previous reports are collectively referred to in this letter as the "Reports".

      In connection with the foregoing, we hereby inform you as follows:

      1. As of the date of this letter and as of the date of the Reports, we are and were independent reserve engineers with respect to the Partnership as provided in the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the "SEC"). Neither we, nor to our knowledge, any of our employees, officers or directors, own interests in the oil and gas properties included in the Reports. We have not been employed by the Partnership on a contingent basis.

      2. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

      3. The estimates of the Partnership's Proved Reserves, Future Net Revenues and the discounted values of Future Net Revenues contained in the Reports, and the computations made in connection therewith, were, unless otherwise stated, made in accordance with the provisions of Rule 4-10 of Regulation S-X promulgated by the SEC and have been prepared in a manner consistent and in compliance with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC.

      4. The engineering projections included in the [2005 Report] were based on the latest available production data, the majority through [December] 2005. [Although we were not requested to review subsequent data concerning either the performance of the wells or field operations, no additional information has been brought to our attention that would lead us to believe that there would be a material change in the estimated Proved Reserves or Future Net Revenues attributable to the Partnership's interests reflected in the 2005 Report.]

                               Exhibit D - Page 1

      5. You may rely upon our Reports in the same manner as if such report were addressed to you.

      6. We have reviewed the circled reserve information on pages attached hereto as Appendix A from the Prospectus dated ________, 2006. We confirm that such circled information labeled "A" in the right margin has been accurately derived from our Reports. [Our Reports do not present proved reserve information presented on a barrel or Mcf equivalent basis. We have, however, confirmed that to the extent such equivalent unit information is circled in Appendix A, it has been accurately calculated using proved reserve volumes from our Reports and applying a 6 to 1 ratio to convert Mcf natural gas volumes to barrel of oil equivalents or vice versa.] [Discuss with Cawley] Circled information labeled "B" in the right margin contains information calculated by the company using information from our 2005 Report aggregated with outside information; we verified these values with additional information supplied by the Partnership. Circled information labeled "C" in the right margin is not included in our Reports and was prepared by the Partnership; we reviewed this information with the Partnership and the values appear reasonable based on our review; however, we have not independently verified this information.

      We hereby consent to the references to our firm and the use of the Reports as set forth in the Prospectus.

      This letter is solely for the information of the addressees and to assist the addressees in documenting their investigations in connection with the offering of the Common Units covered by the Prospectus.

                               Exhibit D - Page 2